Exhibit 99.1
comScore Reports Record Second Quarter 2009 Results
Results Exceed Company’s Prior Guidance on All Metrics
RESTON, VA – July 30, 2009 – comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the second quarter of 2009.
Revenue in the second quarter was $31.4 million, exceeding the company’s prior guidance range of $30.8 to $31.3 million. GAAP income before income taxes was $2.6 million in the second quarter, above the company’s previously guided range of $1.0 to $1.4 million. GAAP net income was $1.2 million or $0.04 per diluted share in the second quarter of 2009. Non-GAAP net income in the second quarter was $5.2 million, or $0.17 per share. Adjusted EBITDA was $7.0 million in the second quarter, above the previously guided range of $5.5 to $6.1 million.
Magid Abraham, comScore’s president and chief executive officer said, “We are pleased to report second quarter results that exceeded our expected ranges. Our overall revenue growth in the quarter was 9% while subscription revenue growth was 14%, both compared to the second quarter of 2008. With healthy renewals among our medium and large customers, we saw renewals within our historical range of 90% or higher on a dollar basis, though we continued to see weaker renewals for our smallest customers, who were particularly affected by the economic downturn, in the second quarter. We continued to successfully grow our revenues from existing customers by over 15% year-over-year. We added 100 new gross customers in the quarter with a net addition of 14. Our powerful solutions for measuring online advertising effectiveness have gained traction during the second quarter, as we believe our clients are increasingly looking to comScore to help them maximize the ROI from their investments in advertising. We are particularly excited about the recently announced integration of comScore’s data with Microsoft’s Atlas ad serving system to provide improved reach and frequency metrics for online media planning and analysis based on actual ad placement. We expect that this new capability will further grow our revenues from the measurement of ad effectiveness. Operationally, we executed effectively, balancing continued investment in our future with prudent cost controls. The result was that GAAP income before income taxes in the quarter exceeded the mid-point of our previously announced guidance range by more than 117% and adjusted EBITDA exceeded the mid-point of the guidance range by more than 21%. Furthermore, we believe we are on track to achieve our full year expectations for revenue growth and EBITDA margins in 2009.
On May 31, 2009, we announced Media Metrix 360, a new product based on a panel-centric hybrid measurement of digital audiences leveraging comScore’s proprietary panel assets and census server data available from participating web sites. The reaction from clients to the announcement of the service has been extremely gratifying and we are seeing strong levels of cooperation in the provision to comScore of server data. The benefits of Media Metrix 360 include audience metrics that reconcile with internal client data, reporting usage from wireless devices and shared use machines such as Internet cafés, with a more granular reporting and better representations of niche audiences. We believe that this new offering will enhance our competitive position, enlarge our potential client base to include customers with niche or business oriented audiences, and support our on-going international expansion, particularly in countries where a significant portion of usage comes from Internet cafés and other public access computers.”
Second Quarter 2009 Financial and Business Summary
(dollars in millions, except per share data)

	2Q09	2Q08	Change
Revenue	$31.4	$28.8	9.0%
GAAP Net Income	$1.2	$1.7	-29.4%
GAAP EPS	$0.04	$0.06
Adjusted EBITDA*	$7.0	$6.5	7.7%
Adjusted EBITDA Margin*	22%	22%
Non-GAAP Net Income*	$5.2	$5.6	-7.1%
Non-GAAP EPS*	$0.17	$0.19
Operating Cash Flow	$9.2	$14.2	-35.2%
Free Cash Flow*	$7.9	$7.8	1.3%
Deferred Revenue	$40.7	$42.2	-3.6%
Subscription Revenue	$26.9	$23.7	13.5%
Project Revenue	$4.5	$5.1	-11.8%
Existing Customer Revenue	$28.0	$24.3	15.2%
New Customer Revenue	$3.4	$4.5	-24.4%
International Revenue	$4.5	$4.1	9.8%
Customer Count	1,195	1,104	8.2%

*	A complete reconciliation of GAAP to non-GAAP historical results is set forth in the attachment to this press release.
Reflected in GAAP net income for the second quarter of 2009 is an effective tax rate of 55% percent, including a cash tax rate of 9%. The effective tax rate was negatively impacted by a write-off of deferred tax assets associated with restricted stock awards prompted by the decline in our stock price from the date of grant to the vesting date during the first quarter. Because of this, the tax-basis compensation expense recorded for these awards upon vesting was substantially less than the GAAP-basis expense, which created taxable income that was greater than GAAP income before income taxes and a correspondingly higher effective tax rate. The company continued to utilize net operating loss carry-forwards to reduce cash taxes and expects to continue to do so as permitted in future periods.

Financial Outlook
Magid Abraham, comScore’s president and chief executive officer, said, “We look forward to strong subscription contract renewal activity in the second half of the year, a period that has historically seen higher renewal activity, and believe the introduction of Media Metrix 360 will contribute to our ability to maintain our historically high renewal rates. We continue to anticipate revenue growth of 10% to 12% for the full year 2009. We expect to maintain our effective cost management practices and continue to expect to deliver an adjusted EBITDA margin consistent with our 2008 performance.”
comScore’s expectations for the third quarter 2009 are outlined in the table below:

Revenue	$32.1 - $33.2 million

Income before income taxes	$2.3 - $2.8 million

Adjusted EBITDA*	$6.8 - $7.6 million

Estimated diluted shares	31.1 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to income before income taxes is set forth in the attachment to this press release.
Conference Call Information:

Management will provide commentary on the company’s results in a conference call on Thursday, July 30, 2009 at 5:00 pm ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-713-4215, Pass code 37740716
(International) +1- 617-213-4867, Pass code 37740716

Replay Number: 888-286-8010, Pass code 14874145
(International) +1- 617-801-6888, Pass code 14874145
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital marketing intelligence. For more information, please visit http://www.comscore.com/companyinfo.
Non-GAAP Financial Measures

comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP).  comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other special charges that many investors believe may obscure comScore’s on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of marketable securities, non-recurring costs from acquisitions and the non-cash, deferred tax provision. comScore also reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share.
In addition, comScore believes that Adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance.  Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation and interest income (expenses), net.  A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.
The company believes that Adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow.  Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry.  comScore’s management also uses Adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from our core operations.  Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.
The company believes that excluding non-recurring costs from non-GAAP net income and EPS and from Adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company.  Specifically as it relates to acquisitions, the exclusion of the non-recurring costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore.
comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending as a key indicator of the company’s operating cash flow performance net of capital outlays.

Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to income before income taxes is set forth in the attachment to this press release.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations regarding the continued growth of its customer base; expectations regarding customer renewal rates, particularly with respect to different sizes and types of customers and expected seasonal variations; expectations regarding the capabilities, impact and financial benefits of new products, including the recent Media Metrix 360 release; expectations regarding new partnering opportunities, including comScore’s recent agreement for the Microsoft Atlas system; assumptions and expectations regarding effective tax rates and the use and availability of net operating loss carry-forwards; expectations regarding the outcome of cost containment measures and the resulting effect on comScore’s margins and strategic priorities; expectations and forecasts of future financial performance, including related growth rates and components thereof; assumptions related to costs and revenue growth for the third quarter and the full year 2009; expectations that comScore will meet or exceed its forecasts of financial performance in future periods; and assumptions related to the state of the economy and the global market environment. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s reliance on subscription-based revenues; comScore’s ability to retain existing large customers and obtain new large customers; risks related to the domestic and global economies and the effects they may have on comScore, its industry or its customers; the early stage of the market for digital marketing intelligence and the rate of development of such market; comScore’s ability to manage its growth; comScore’s dependence on certain key customers and partners, including Microsoft; the rate of development of the Internet advertising and eCommerce markets; comScore’s ability to effectively expand sales and marketing; continued growth of the Internet as a medium for commerce, content, advertising and communications; the impact of seasonal variations on comScore’s operations; comScore’s ability to sell new or additional products and attract new customers; limitations over comScore’s control of certain variables in financial forecasts such as its stock price and the resulting effect on its tax rates; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, comScore’s Annual Report on Form 10-K for the period ended December 31, 2008 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenues	$31,374	$28,750	$61,998	$55,120

Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below) (1)	9,695	7,857	19,731	14,874
Selling and marketing (1)	10,329	9,516	20,815	18,461
Research and development (1)	4,528	3,637	8,533	6,707
General and administrative (1)	4,015	4,444	8,522	8,330
Amortization of intangible assets resulting from acquisitions	327	122	647	129

Total expenses from operations	28,894	25,576	58,248	48,501

Income from operations	2,480	3,174	3,750	6,619
Interest and other income, net	134	492	309	1,311
Gain (loss) from foreign currency	7	(87)	19	(142)
Impairment of marketable securities	—	(386)	—	(386)

Income before income taxes	2,621	3,193	4,078	7,402
Income tax provision	(1,436)	(1,483)	(2,616)	(3,161)

Net income	$1,185	$1,710	$1,462	$4,241

Net income available to common stockholders’ per common share:
Basic	$0.04	$0.06	$0.05	$0.15
Diluted	$0.04	$0.06	$0.05	$0.14

Weighted -average number of shares used in per share calculation - common stock
Basic	30,052,515	28,651,067	29,766,531	28,424,191
Diluted	31,008,672	30,269,947	30,736,912	30,130,009

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenues	$327	$204	$647	$345
Selling and marketing	1,226	605	2,339	1,026
Research and development	306	168	544	282
General and administrative	672	613	1,301	1,080

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$31,064	$34,297
Short-term investments	42,943	37,164
Accounts receivable, net of allowances of $450 and $479, respectively	25,139	29,947
Prepaid expenses and other current assets	2,608	1,871
Deferred tax asset	13,211	13,304

Total current assets	114,965	116,583
Long-term investments	7,439	3,497
Property and equipment, net	17,577	17,697
Other non-current assets	138	131
Long-term deferred tax asset	10,464	13,736
Intangible assets, net	8,444	8,805
Goodwill	40,145	39,114

Total assets	$199,172	$199,563

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$1,385	$1,755
Accrued expenses	6,572	9,432
Deferred revenues	40,678	42,779
Deferred rent	1,182	1,049
Capital lease obligations	499	977

Total current liabilities	50,316	55,992
Deferred rent, long-term	8,581	8,691

Total liabilities	58,897	64,683

Stockholders’ equity:
Common stock	30	29
Treasury stock	(2,517)	(1,265)
Additional paid-in capital	197,032	192,612
Accumulated other comprehensive loss	(78)	(842)
Accumulated deficit	(54,192)	(55,654)

Total stockholders’ equity	140,275	134,880

Total liabilities and stockholders’ equity	$199,172	$199,563

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Six Months Ended
	June 30,
	2009	2008
	(unaudited)
Operating Activities:
Net income	$1,462	$4,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,197	2,243
Amortization of intangible assets resulting from acquisitions	647	129
Provisions for bad debts	271	222
Stock-based compensation	4,827	2,733
Amortization of deferred rent	(308)	(24)
Deferred tax provision	2,459	2,957
Impairment of marketable securities	—	386
Loss on asset disposal	16	—

Changes in operating assets and liabilities:
Accounts receivable	5,003	1,055
Prepaid expenses and other current assets	(245)	279
Other non-current assets	—	28
Accounts payable, accrued expenses, and other liabilities	(3,491)	(1,340)
Deferred revenues	(2,710)	3,726
Deferred rent	331	7,854

Net cash provided by operating activities	11,459	24,489

Investing activities
Acquisition, net of cash acquired	—	(44,403)
Recovery of restricted cash	—	1,385
Purchase of investments	(36,336)	(64,129)
Sales and maturities of investments	26,526	65,332
Purchase of property and equipment	(4,142)	(10,066)

Net cash used in investing activities	(13,952)	(51,881)

Financing activities
Proceeds from the exercise of common stock options and warrants	290	714
Repurchase of common stock	(1,252)	(1,034)
Principal payments on capital lease obligations	(479)	(441)

Net cash used in financing activities	(1,441)	(761)

Effect of exchange rate changes on cash	701	(56)

Net decrease in cash and cash equivalents	(3,233)	(28,209)
Cash and cash equivalents at beginning of period	34,297	68,368

Cash and cash equivalents at end of period	$31,064	$40,159

Reconciliation from Income before income taxes to Non- GAAP Net Income and Adjusted EBITDA (dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Income before income taxes	$2,621	$3,193	$4,078	$7,402
Deferred tax provision	(1,206)	(1,344)	(2,459)	(2,957)
Current cash tax provision	(230)	(139)	(157)	(204)

Net income	1,185	1,710	1,462	4,241

Amortization of acquired intangibles	327	122	647	129
Stock-based compensation	2,531	1,590	4,831	2,733
Impairment of marketable securities	—	386	—	386
Non-recurring costs from acquisition	—	458	—	458
Deferred tax provision	1,206	1,344	2,459	2,957

Non-GAAP net income	5,249	5,610	9,399	10,904

Current cash tax provision	230	139	157	204
Depreciation	1,686	1,208	3,197	2,243
Interest (income) expense, net	(132)	(492)	(307)	(1,311)

Adjusted EBITDA	7,033	6,465	12,446	12,040
Adjusted EBITDA margin (%)	22%	22%	20%	22%

EPS (diluted)	$0.04	$0.06	$0.05	$0.14
Non-GAAP EPS (diluted)	$0.17	$0.19	$0.31	$0.36
Reconciliation from GAAP Operating Cash Flow to Free Cash Flow (dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008		2009		2008
	(unaudited)			(unaudited)
Net cash provided by operating activities	$9,235	$14,154	**	$11,459	*	$24,489	**
Purchase of property and equipment	(1,288)	(6,385	)**	(4,142	)*	(10,066	)**

Free cash flow	$7,947	$7,769		$7,317		$14,423

*	Includes approximately $333,000 in leasehold improvements due to tenant allowances.

**	Includes approximately $5.3 and $7.8 million in leasehold improvements due to tenant allowances for the three and six months ended June 30, 2008, respectively.

Reconciliation from Income before income taxes to Adjusted EBITDA (Guidance) (dollars in thousands)
Forecasted amounts for the three months ended September 30, 2009 are based on the mid- points of the range of guidance provided herein.
The three months ended September 30, 2008 reflect reported results.

	Three Months Ended
	September 30,
	2009	2008
	(unaudited)
Revenues	$32,650	$30,661

Income before income taxes	$2,550	$1,782
Amortization of acquired intangibles	330	346
Stock-based compensation	2,600	1,904
Impairment of marketable securities	—	455
Non-recurring costs from acquisition	—	1,578
Depreciation	1,825	1,353
Interest (income) expense, net	(130)	(267)

Adjusted EBITDA	$7,175	$7,151

Adjusted EBITDA margin (%)	22%	23%